Exhibit 99.1

Key Energy Services, Inc.

News Release

For Immediate Release:	Contact: John Daniel
Thursday, October 19, 2006	(713) 651-4300

KEY ENERGY ANNOUNCES FINANCIAL STATEMENT FILING

AND CONFERENCE CALL

HOUSTON, TX, October 19, 2006 – Key Energy Services, Inc. (Pink Sheets: KEGS) today announced that it has filed a Form 8-K containing its 2003 financial statements with the Securities and Exchange Commission.  The Company will hold a conference call to review the filing at 11:00 a.m. EDT on Friday, October 20, 2006.

Commenting on the filing, Dick Alario, Chairman and CEO, stated, “We are extremely pleased to announce that the restatement process is complete.  We now have filed financial statements for the periods through 2003 and have received an unqualified opinion on our 2003 balance sheet.  This will provide the foundation for subsequent years’ financials as we move forward to complete our 2004, 2005 and 2006 statements.  Also, essentially all charges recorded in the restatement are non-cash and do not impact our current operations, which continue to benefit from strong demand for our services.”

Mr. Alario continued, “The Board of Directors and current management thank everyone who has borne with us through this protracted process.  In particular, we thank our employees who have made many personal sacrifices to help the Company finish the restatement and our consultants, advisers and auditors for all their hard work.  And of course, we appreciate the continued patience of our shareholders through this difficult process.”

Bill Austin, Chief Financial Officer, commented, “Our filing tells the story of the numerous accounting errors and other problems that were revealed in the restatement process.  In addition to resolving the accounting errors uncovered during the restatement process, management, with the full support of our Board of Directors, has taken numerous steps across our operations to address internal control weaknesses identified during the process.  Today, we reaffirm our strong commitment to operate in a disciplined, ethical manner to better serve the long-term interests of all stakeholders.”

1301 McKinney Street, Suite 1800, Houston, TX 77010

FORM 8-K FINANCIAL AND INFORMATIONAL REPORT

The Company’s financial statements for 2003 and prior periods are contained in a Financial and Informational Report (Report) filed on Form 8-K.   Investors are encouraged to read the Report in its entirety.  It may be accessed through the Company’s website, www.keyenergy.com, or the SEC’s website, www.sec.gov.

The Company’s December 31, 2003 consolidated balance sheet (2003 Balance Sheet) presents its financial condition as of that date in accordance with U.S. Generally Accepted Accounting Principles (GAAP).  Based on two accounting issues described below, the Company was unable to conclude that the financial statements other than the 2003 Balance Sheet fairly present the Company’s financial condition or results of operations or cash flows for the periods covered in accordance with GAAP.   The Company’s independent public accountants have expressed an unqualified opinion that the 2003 Balance Sheet fairly presents the Company’s financial condition on December 31, 2003, in accordance with GAAP.  The independent accountants have also audited the other financial statements presented in the Report. They have opined that, due to the two accounting issues, the financial statements other than the 2003 Balance Sheet do not fairly present the Company’s financial condition or results of operations or cash flows in accordance with GAAP for the periods covered.

The Company’s financial statements other than the 2003 Balance Sheet are not presented in accordance with GAAP because, as disclosed in its last restatement update on September 21, 2006, the Company was unable with sufficient certainty to determine the appropriate period(s) in 2003 or before in which to record write-offs relating to unlocated fixed assets and in which to record write-downs relating to changes in condition for some fixed assets that were identified in the restatement process.  Accordingly, the Company recorded the charges in the fourth quarter of 2003.  GAAP, however, requires that the charge be taken in the period in which the loss occurred and, notwithstanding comprehensive efforts, the Company was unable to identify records or evidence to show the period in which the charges should have been recorded.  The 2003 Balance Sheet reflects the cumulative effect of all charges and therefore it is in accordance with GAAP. This 2003 Balance Sheet will serve as an opening balance sheet for preparation of financial statements (including income and cash flow statements) in accordance with GAAP for the three years ended December 31, 2004, 2005 and 2006, respectively.

The Report also contains business and other information about the Company that is similar in many respects to the information that would be included in a Form 10-K annual report.  It also discusses the restatement process in detail.  The Company does not intend to file a Form 10-K report for 2003.  However, the Company believes that it is important to provide investors as complete a picture as possible about the Company’s historical financial condition and results, as well as to allow investors to see the nature of the restatement items and how they have been reflected in the Company’s historical records and consequently, prepared and filed the Report.

Investors are strongly cautioned not to rely on any of the financial statements contained in the Report, other than the 2003 Balance Sheet, as fairly presenting, for the periods covered, the financial condition of the Company or its statements of operations or cash flows, in accordance with GAAP. Any information set forth in the Report that incorporates or discusses information contained in the financial statements is subject to the same caution.

The Company has not amended and does not intend to amend its previously-filed Annual Reports on Form 10-K or its Quarterly Reports on Form 10-Q for periods that ended prior to and including September 30, 2003.  Consequently, the historical information contained in those prior filings should not be relied upon.

The Company’s inability to provide financial statements in accordance with GAAP will result in a default in the Company’s current credit facility in March 2007.  The Company will have to obtain a waiver of this default or refinance this debt before the cure period for this default expires in April 2007.  The Company can provide no assurance as to whether a waiver can be obtained or the indebtedness refinanced, or as to the terms of any waiver or refinancing.

RESTATEMENT SUMMARY

As previously reported and described in detail in the Report, beginning in March 2004, the Company identified numerous financial reporting issues that resulted in a restatement of its historical financial statements for the year ended December 31, 2002 and prior years.  In the course of the restatement process, the Company also identified charges that had to be recorded in its financial statements for the year ending December 31, 2003.  However, because the Company had not previously filed full-year 2003 financial statements, the 2003 annual financial statements are not restated.

2002 and Prior Periods: The Company’s total reduction in net income for 2002 and prior years as a result of the restatement was $167.7 million.  The reduction in net income reflects several matters.  The Company recorded an aggregate net reduction in carrying value of its fixed assets of $168.6 million.  The charges for fixed assets included write-downs of assets totaling $76.7 million and impairments of long-lived assets of $19.9 million.  Also included in the fixed asset reductions are charges for improperly capitalized costs and changes in depreciable lives and other adjustments relating to fixed assets in an aggregate amount of $72.0 million.  In addition, in the course of the restatement process, the Company identified numerous other accounting errors for which restatements were required.  The aggregate reductions in income resulting from these other matters recorded in 2002 and prior periods were $45.5 million.  All of these reductions (totaling $214.1 million) were partially offset by income tax benefit adjustments of $46.4 million.

2003:  The Company reported a loss of $50.4 million for 2003.  This loss includes a charge of $40.5 million for assets recorded on the Company’s balance sheet that could not be located and for which the Company could not determine the appropriate period for the charge. It also includes a charge of $10.2 million for changes in the condition of certain equipment as to which the Company could not identify and evidence the period in which such assets went out of service.  The Company also recorded a charge of $5.2 million to write-off goodwill and non-compete agreements originally recorded in connection with an acquisition in its South Texas division. The Company also identified other accounting items which affected 2003 results. These other charges totaled approximately $31.6 million.  All of these 2003 reductions (totaling $87.5 million) were partially offset by income tax benefit adjustments of $30.8 million.

The after-tax charges in all periods (2002 and prior periods and 2003) totaled approximately $224.4 million.

INTERNAL CONTROLS AND REMEDIATION STEPS

During the course of the restatement, the Company identified material weaknesses in its internal control over financial reporting as well as in its disclosure controls and procedures.   These included numerous issues in internal controls affecting fixed assets, including deficiencies in the Company’s controls surrounding its monitoring of the status and condition of fixed assets and the appropriate recording of the results of any changes in financial statements, and a lack of controls to ensure proper capitalization of costs in accordance with GAAP, all of which resulted in misstatements of fixed assets on the Company’s balance sheets and of depreciation expense for the restated periods.  The Company also identified a material weakness consisting of the lack of accounting processes and lack of qualified accounting personnel, which contributed to misstatements in the financial statements in the periods restated or in the 2003 financial statements.  Management and the Board also concluded, based on their experience with the restatement process and the accounting, documentation and control deficiencies it revealed, that there were many issues with the control environment during the restated periods.

As set forth in the Report, since December 31, 2003, the Company has implemented, or is in the process of implementing, control improvements with respect to fixed assets, control enhancements to address deficiencies in accounting processes, and additions of accounting personnel and other improvements in the accounting organization.  The Board has also worked actively to remedy the weaknesses identified by the restatement process, including appointment of a new senior management team and enhancement of governance and compliance systems.

Mr. Alario stated, “Over the past two years, Key’s Board of Directors and new senior management have made significant improvements to our internal controls and financial reporting.  We have improved our processes, added 14 new accountants with the right expertise and increased our internal audit staff by five auditors.  In addition, we have tightened our fixed asset controls in numerous respects.  Most importantly, we have made numerous personnel changes in key executive and management positions.”

FUTURE FILINGS

Using the 2003 Balance Sheet as an opening balance sheet, the Company expects to be able to file a 2006 Annual Report on Form 10-K which will include audited financial statements presented in accordance with GAAP for the three years ending December 31, 2006, as required by SEC rules.  The Company also expects to file quarterly reports on Form 10-Q for 2005 and 2006.  The 2005 10-Qs will also include 2004 quarterly information.  While the Company intends to complete these filings as early as possible in 2007, it is unable to predict at this time when any of the filings will be made.

CONFERENCE CALL

The Company will host a conference call on Friday, October 20, 2006 at 11:00 a.m. EDT. During the conference call, the Company will discuss its 2003 financial statements on Form 8-K.  To access the call, which is open to the public, please call the following number: (800) 762-4758 and ask for the “Key Energy Conference Call.” The conference call will also be available on the web. To access the webcast, go to www.keyenergy.com and select “Investor Relations.” A replay of the conference call will be available on October 20, 2006 beginning at 6:00 p.m. EST and will be available for one week. To access the replay, please call (800) 475-6701. The access code for the replay is 845806.

Key Energy Services, Inc. is the world’s largest rig-based well service company.  The Company provides oilfield services including well servicing and workover services, pressure pumping, fishing and rental tools, electric wireline and other oilfield services.  The Company has operations in all major onshore oil and gas producing regions of the continental United States and internationally in Argentina.

Certain statements contained in this news release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on current expectations, estimates and projections about the Company, the Company’s industry, management’s beliefs and certain assumptions made by management.  Whenever possible, the Company has identified these “forward-looking statements” by words such as “expects,” “believes,” “anticipates” and similar phrases.  Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, but not limited to: uncertainties affecting whether the  Company will be able  to complete and file financial statements for 2004, 2005 and 2006, and the timing thereof; the risk of possible changes in the scope and nature of, and  the time required to complete, the audit of the Company’s 2004, 2005 and 2006 financial statements; the impact of governmental investigations; possible legal consequences of failure to file compliant SEC filings for 2003, 2004 and 2005; risks relating to whether the Company will be able to obtain a waiver from the SEC with respect to selected unaudited financial data; risks arising from potential defaults under the Company’s credit facility as a result of  the failure to have 2003 financials that are compliant with SEC rules or to file 2004, 2005 and 2006 financial statements by March 17, 2007, including uncertainty as to whether the Company will be able to obtain a waiver under the facility or the terms thereof; risks that the Company will be unable to satisfy the requirements for re-listing on a national stock exchange or the timing thereof;  potential impact on operations of the Company’s ongoing process to complete 2004, 2005 and 2006 financial statements; the effect of ongoing financial reporting and restatement-related expenses; possible additional tax liabilities as a result of the restatement of financial results; risks that the Company’s efforts to remediate internal control and accounting deficiencies will not be effective; potential financial or other effects of ongoing class-action and derivative litigation and litigation with former officers; risks affecting the ability of the Company to maintain or improve operations, including the ability to maintain price increases; possible oversupply of new rigs coming into the market and weather risks;  risks that the Company will be unable to achieve budgeted financial targets and risks affecting activity levels for rig hours including the risk that commodity prices decline or the risk that capital budgets from the Company’s customers decrease. Readers should also refer to the section entitled “Risk Factors” in the Report for discussion of risks arising from the restatement process and other risks to which the Company is subject.  Because such statements involve risks and uncertainties, the actual results and performance of the Company may differ materially from the results expressed or implied by such forward-looking statements.  Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.  Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here; however, readers should review carefully reports or documents the Company files periodically with the Securities and Exchange Commission.